EXHIBIT 7.4
                                                                     -----------

                                                               Execution Version

                                VOTING AGREEMENT

      This Voting Agreement (this "Agreement") dated as of November 12, 2007, is made by and between NewStar Financial, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder of the Company (the "Stockholder").


                                    RECITALS

      A. Concurrently with the execution of this Agreement, the Company and certain investors are entering into a Securities Purchase Agreement (the "Purchase Agreement") dated as of the date hereof providing for the issuance of shares of the Company's common stock, $0.01 par value per share (the "Common Stock") to the investors (the "Investors") named therein (the "Offering").

      B. That the Offering is subject, in certain respects, to the approval of the holders of the Common Stock outstanding prior to the consummation of the Offering under applicable Nasdaq Marketplace Rules.

      C. The Stockholder is the record holder and beneficial owner of shares of Common Stock of the Company as set forth on the signature page hereto (the "Shares").

      D. That the Company and the Stockholder agree, and the Stockholder is willing to agree to vote all of the Shares, and any other shares of Common Stock of the Company of which the Stockholder acquires beneficial ownership hereafter and prior to the termination of this Agreement as provided for in Section 4 below (together with the Shares, the "Subject Shares"), so as to facilitate consummation of the Offering; provided, however, that notwithstanding the foregoing no shares of Common Stock issued to the Stockholder pursuant to the Offering shall be voted pursuant to this Agreement.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1. Agreement to Retain Shares. The Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Subject Shares, or to make any offer or agreement relating thereto, at any time before the termination of this Agreement as provided for in Section 4 below; unless the party to whom the Subject Shares are (or are to be) sold, exchanged, pledged or otherwise disposed of or encumbered shall have executed an acknowledgement and ratification of this Agreement in form and substance reasonably satisfactory to the Company and agreed to be bound by the terms hereof and the Company is provided with prior notice of any such transaction.

      2. Agreement to Vote Subject Shares. At every meeting of the stockholders of the Company with respect to any of the following, and at every adjournment thereof, the Stockholder shall vote the Subject Shares (i) in favor of approval of the Offering and any matter that could reasonably be expected to facilitate the Offering and (ii) against approval of any proposal made in opposition to or competition with the consummation of the Offering or which would prevent or delay the consummation of the Offering (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). The Stockholder agrees not to take any actions contrary to the Stockholder's obligations under this Agreement.

      3. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby represents, warrants and covenants to the Company as follows:

            3.1 Ownership of Shares. The Stockholder (i) is the beneficial owner of the Shares, free and clear of any liens, claims, options, charges or other encumbrances and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement.

            3.2 No Proxy Solicitations. The Stockholder will not (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to an Opposing Proposal or otherwise encourage or


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assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Offering in accordance with the terms of the Purchase Agreement, (ii) initiate a stockholders' vote or action by consent of stockholders of the Company with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Opposing Proposal.

      4. Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest of (i) the consummation of the Offering and (ii) the termination of the Purchase Agreement as to the Stockholder's obligations thereunder, if applicable, in accordance with its terms.

      5.    Miscellaneous.

            5.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            5.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without prior written consent of the other.

            5.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            5.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

            5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:


            (a)   If to the Company, to:

            NewStar Financial, Inc.
            500 Boylston Street, Suite 1600
            Boston, MA 02116
            Attention:  Chief Financial Officer
            Facsimile:  (617) 848-4300

            with a copy (which shall not constitute notice) to:

            Edwards Angell Palmer & Dodge LLP
            111 Huntington Avenue
            Boston, Massachusetts 02199
            Attention:  George Ticknor, Esq.
            Facsimile:   (617) 239-0100




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            (b)   if to the Stockholder:

            To the address for notice set forth on the signature page hereof;

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            5.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to any conflicts of laws and principles thereof.

            5.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            5.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            5.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                [Remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                                             NEWSTAR FINANCIAL, INC.

                                             By:  /s/  Timothy J. Conway
                                                --------------------------------
                                             Name:  Timothy J. Conway
                                             Title: Chairman and Chief
                                                    Executive Officer







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                                             STOCKHOLDER:

                                             CAPITAL Z FINANCIAL SERVICES
                                             FUND II, L.P.


                                             By:   /s/ Craig Fischer
                                                --------------------------------
                                             Name:  Craig Fischer
                                             Title: General Counsel of
                                                    Capital Z Partners, Ltd.,
                                                    its ultimate general partner

                                             Stockholder's Address for Notice:

                                               230 Park Avenue South, 11th Floor
                                             -----------------------------------
                                               NY, NY 10003
                                             -----------------------------------

                                             -----------------------------------


                                      SHARES:           5,475,618


                      [Signature Page to Voting Agreement]




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                                             STOCKHOLDER:

                                             CAPITAL Z FINANCIAL SERVICES
                                             PRIVATE FUND II, L.P.


                                             By:   /s/ Craig Fischer
                                                --------------------------------
                                             Name:  Craig Fischer
                                             Title: General Counsel of
                                                    Capital Z Partners, Ltd.,
                                                    its ultimate general partner

                                             Stockholder's Address for Notice:

                                               230 Park Avenue South, 11th Floor
                                             -----------------------------------
                                               NY, NY 10003
                                             -----------------------------------

                                             -----------------------------------


                                      SHARES:           29,180


                      [Signature Page to Voting Agreement]